UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

 Agreement between Tree Technologies SDN BHD and PT Pasifik Sakti Enjinring

On April 14, 2021, Tree Technologies SDN BHD (“Tree”), an electric vehicles maker incorporated in Malaysia and a 51% owned subsidiary of Ideanomics, Inc. (“Ideanomics”), entered into an Agent Agreement (the “Agreement”) with PT Pasifik Sakti Enjinring (“PSE”) pursuant to which Tree has agreed to supply up to 200,000 units of its 100% electric motorbikes to Indonesia through PSE, its exclusive distributor, during a 3 year term. The Agreement set a sales target of up to 10,000 units in 2021, 90,000 units in 2022 and 100,000 units in 2023. Either Tree or PSE may terminate this Agreement at any time by giving the other party not less than six (6) months prior written notice. The price of each unit will be $1,372.06. PSE has agreed to make payment to Tree via an irrevocable letter of credit from bank(s) as determined by Tree.

Ideanomics issued a Press Release on April 14, 2021 announcing the Agreement, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-k and is incorporated by reference herein.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Agent Agreement between Tree Technologies SDN BHD and PT Pasifik Sakti Enjinring, dated April 14, 2021
99.1	Press Release, dated April 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: April 14, 2021	By:	/s/ Alfred Poor
	Name:	Alfred Poor
	Title:	Chief Executive Officer